Exhibit 23.1

CONSENT OF INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM

We have issued our report dated June 15, 2021, with respect to the consolidated financial statements included in the Annual Report of Anterix Inc. on Form 10-K for the year ended March 31, 2021. We consent to the incorporation by reference of the said report in the Registration Statements of Anterix Inc. on Form S-3 (File No. 333-237572) and on Forms S-8 (No. 333-236251, No. 333-229565, No. 333-222890, No. 333-215934, No. 333-209543 and No. 333-201699).

/s/ GRANT THORNTON LLP

New York, New York

June 15, 2021